Exhibit 10.b
FIRST AMENDMENT TO THE
WM. WRIGLEY JR. COMPANY
STOCK AWARD PROGRAM
(As Amended and Restated Effective January 1, 2005)
     WHEREAS, Wm. Wrigley Jr. Company, a Delaware corporation (the “Company”), has adopted and maintains the Wm. Wrigley Jr. Company Stock Award Program, as amended and restated effective January 1, 2005 (the “Program”), a program established under the Wm. Wrigley Jr. Company 2007 Management Incentive Plan (the “MIP”); and
     WHEREAS, the Company desires to amend the Program to exclude from participation any employees hired on or after July 1, 2008 and in certain other respects.
     NOW THEREFORE, pursuant to the power of amendment contained in Section 1.10 of the MIP, the Program is amended, effective January 1, 2008 or as of such other date set forth herein, as follows:
     1. Section 2(h) of the Program is hereby amended by adding the following sentence at the end thereof:
Notwithstanding anything contained herein to the contrary, the term “Eligible Employee” shall not include any person who was not an employee of the Company or of an Associated Company as of June 30, 2008.
     2. Section 4(c) of the Program is hereby amended by adding the following phrase at the end thereof:
, and any deferred shares shall be credited as Share Units, subject to the terms of the Deferral Program.